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                                                                   EXHIBIT 99.4

CONSOLIDATED QUARTERLY FINANCIAL DATA
PANHANDLE EASTERN CORPORATION AND SUBSIDIARIES

                                                                                     Quarters Ended
                                                                    ----------------------------------------------------
1994                 Millions, except per share amounts              March 31     June 30       Sept. 30      Dec. 31
- ------------------------------------------------------------------------------------------------------------------------
INCOME               Operating revenues
                        Previously reported                         $  517.3     $   464.7     $  579.3      $     --
                        Sales gross-up(1)                              117.3         126.0           --            --
                        Associated(2)                                  513.1         554.1        544.9            --
                                                                    ----------------------------------------------------
                        As restated                                 $1,147.7     $ 1,144.8     $1,124.2      $1,168.4
                                                                    ----------------------------------------------------
                     Operating income
                        Previously reported                         $  150.0     $   129.8     $  128.9      $     --
                        Associated(2)                                   13.9          16.1          7.8            --
                                                                    ----------------------------------------------------
                        As restated                                 $  163.9     $   145.9     $  136.7      $  138.8(3)
                                                                    ----------------------------------------------------
                     Net income
                        Previously reported                         $   58.8     $    48.9     $   49.5      $     --
                        Associated(2)                                    6.0           7.2          1.6            --
                                                                    ----------------------------------------------------
                        As restated                                 $   64.8     $    56.1     $   51.1      $   53.2(3)
- ------------------------------------------------------------------------------------------------------------------------
COMMON               Earnings per common share
SHARES                  Previously reported                         $   0.49     $    0.41     $   0.41      $     --
                        As restated                                 $   0.44     $    0.38     $   0.34      $   0.36
========================================================================================================================
1993
- ------------------------------------------------------------------------------------------------------------------------
INCOME               Operating revenues
                        Previously reported                         $  612.6     $   573.8     $  447.5      $  487.0
                        Sales gross-up(1)                               63.3         108.5        120.2         100.3
                        Associated(2)                                  458.3         410.5        447.6         472.4
                                                                    ----------------------------------------------------
                        As restated                                 $1,134.2     $ 1,092.8     $1,015.3      $1,059.7
                                                                    ----------------------------------------------------
                     Operating income
                        Previously reported                         $  187.0     $   114.2     $  106.0      $   32.7
                        Associated(2)                                   15.2          14.4         10.7          11.6
                                                                    ----------------------------------------------------
                        As restated                                 $  202.2     $   128.6     $  116.7      $   44.3(4)
                                                                    ----------------------------------------------------
                     Net income
                        Previously reported                         $   69.5     $    34.4     $   25.6      $   18.6
                        Associated(2)                                    7.3           6.7          4.7           4.8
                                                                    ----------------------------------------------------
                        As restated                                 $   76.8     $    41.1     $   30.3(5)   $   23.4(4),(6)
- ------------------------------------------------------------------------------------------------------------------------
COMMON               Earnings per common share
SHARES                  Previously reported                         $   0.64     $    0.31     $   0.21      $   0.16
                        As restated                                 $   0.56     $    0.29     $   0.21      $   0.16
========================================================================================================================


(1) Restated to reflect the gross-up of certain operating revenues and expenses previously shown net.
(2) Restated to reflect the merger with Associated Natural Gas Corporation.
(3) Includes nonrecurring merger costs of $16.2 million ($14.2 million after tax).
(4) Includes a $100 million charge ($60.2 million after tax) reflecting TETCO's settlement of Order 636 implementation and other issues.
(5) Includes a net tax provision of approximately $5 million, primarily reflecting approximately $9 million for the retroactive impact of the federal tax rate increase.
(6) Includes a gain of $48.2 million ($28.7 million after tax) resulting from the sale of a partial interest in Northern Border Partners, L.P.